Exhibit 99.1

P R E S S   R E L E A S E

TRIQUINT ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2009 RESULTS

HILLSBORO, OREGON (USA) – February 24, 2010 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF front-end product and foundry services provider, announces its financial results for the quarter and year ended December 31, 2009, including the following highlights:

•	Annual revenue was $654.3 million, up 14% from the prior year; quarterly revenue grew 12% sequentially

•	Mobile Devices quarterly revenue grew 55% year over year and 15% sequentially

•	Fourth quarter gross margin improved to 37.4% GAAP and 38.4% non-GAAP

•	Net income for the quarter was $17.5 million or $0.11 per share. Quarterly non-GAAP net income grew 44% sequentially to $22.6 million or $0.14 per share

•	Cash and investments increased $19.3 million in Q4 to $153.9 million

•	Recognized in Oregon’s “Most Admired Companies” Top 10 Tech List

•	PowerBand™ very wideband, high-efficiency family chosen as a top 2009 product by Microwaves & RF magazine

Commenting on the results for the quarter and year ended December 31, 2009, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint found opportunity in the economic challenges of 2009, generating great results in Q4 and a solid year of strategic and financial progress. TriQuint continues to penetrate the high volume and expanding mobile devices market and is building on our leadership position in networks, defense and aerospace. Our strategy leverages our broad technology portfolio, providing customers with complete RF solutions that simplify their design efforts, yielding faster time to market, improved performance and reduced board space requirements.”

Summary Financial Results for the Quarter and Year Ended December 31, 2009:

Revenue for the fourth quarter of 2009 was $193.3 million, up 12% sequentially and 30% from the fourth quarter of 2008. Revenue for the year ended 2009 was $654.3 million, up 14% from the prior year. All markets enjoyed quarterly sequential growth and Mobile Devices grew 55% and Defense & Aerospace grew 15% year over year.

Net income for the fourth quarter of 2009 was $17.5 million, or $0.11 per diluted share. Net income for the year ended 2009 was $16.2 million or $0.11 per diluted share. Non-GAAP net income for the fourth quarter grew 44% to $22.6 million, or $0.14 per diluted share. Non-GAAP net income for the year ended 2009 was $38.8 million or $0.25 per diluted share. Non-GAAP financial measures exclude stock based compensation charges, a charge for the settlement of a lawsuit, a charge for the impairment of goodwill and certain charges associated with acquisitions. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the fourth quarter of 2009 was 37.4%, up from 33.8% in the third quarter of 2009. On a non-GAAP basis, gross margin was 38.4%, up from 35.0% in the prior quarter. Gross margin increased due to an improved product mix and efficiency improvements achieved in manufacturing processes. Gross margin for the year ended 2009 was 31.9%, a decrease from the 32.4% gross margin for the year ended 2008.

Operating expenses for the fourth quarter of 2009 were $53.9 million, or 27.9% of revenue. Non-GAAP operating expenses for the quarter were $51.0 million or 26.4% of revenue. Increases in product development and selling expenses associated with revenue and design wins contributed to the sequential quarterly increase in operating expenses. Our late third quarter acquisition of TriAccess Technologies also increased expenses sequentially.

Inventory turns remained consistent at 5.4 while DSO improved to 42 days for the fourth quarter of 2009. Cash, cash equivalents, and investments increased to $153.9 million as of December 31, 2009.

Outlook:

The Company estimates that first quarter 2010 revenue will be between $170 million and $175 million. Non-GAAP gross margin is expected to be between 36% and 38% and non-GAAP operating expenses are expected to be about $50 million. First quarter net income is expected to range between $0.05 and $0.07 per share and non-GAAP net income is expected to range between $0.08 and $0.10 per share. Cash is expected to increase by about $15 million. As of today the Company is nearly fully booked to the midpoint of revenue guidance for the first quarter.

For the full year, the Company expects revenue growth of about 20%.

Additional Information Regarding December 31, 2009 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Year Ended December 31,
	Q4 2009	Q3 2009	Change vs. Q3 2009	Q4 2008	Change vs. Q4 2008	2009	2008	Change vs. 2008
Revenue	$193.3	$173.0	12%	$149.0	30%	$654.3	$573.4	14%
GM	37.4%	33.8%	3.6%	30.2%	7.2%	31.9%	32.4%	-0.5%
Op Income (Loss)	$18.3	$10.7	71%	$(30.9)	159%	$16.6	$(13.9)	220%
Net Income (Loss)	$17.5	$10.5	67%	$(34.3)	151%	$16.2	$(14.6)	211%
Diluted EPS	$0.11	$0.07	$0.04	$(0.23)	$0.34	$0.11	$(0.10)	$0.21

NON-GAAP RESULTS A

	Three Months Ended					Year Ended December 31,
	Q4 2009	Q3 2009	Change vs. Q3 2009	Q4 2008	Change vs. Q4 2008	2009	2008	Change vs. 2008
Revenue	$193.3	$173.0	12%	$149.0	30%	$654.3	$573.4	14%
GM	38.4%	35.0%	3.4%	31.7%	6.7%	33.0%	34.0%	-1.0%
Op Income (Loss)	$23.3	$15.8	48%	$7.4	215%	$38.5	$38.2	1%
Net Income (Loss)	$22.6	$15.7	44%	$6.8	233%	$38.8	$40.3	-4%
Diluted EPS	$0.14	$0.10	$0.04	$0.05	$0.09	$0.25	$0.27	$(0.02)

A	Excludes stock based compensation charges, a charge for the settlement of a lawsuit, a charge for the impairment of goodwill and certain charges associated with acquisitions.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PST to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 47423536. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 47423536.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense, a charge for the impairment of goodwill, a charge for the settlement of a lawsuit, and certain charges associated with acquisitions, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding TriQuint’s penetration of the mobile devices market, anticipated net income/(loss) and revenues, expected non-GAAP gross margins, operating expenses and net income and expected cash levels. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, we “Connect the Digital World to the Global Network”® by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five mobile phone manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include GaAs, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, laptops, GPS/PND, base stations, broadband communications and military. TriQuint is also the lead researcher in a multi-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics1, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to receive new product information and to register for our newsletters.

[1]	Announced February 2009 and May 2009, respectively.

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2009	September 26, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and investments	$153,935	$134,608	$86,077
Accounts receivable, net	88,090	100,399	78,419
Inventories	89,964	91,293	108,260
Other current assets	26,695	24,773	23,399

Total current assets	358,684	351,073	296,155

Property, plant and equipment, net	275,985	268,517	264,250
Other, net	45,372	47,025	57,972

Total assets	$680,041	$666,615	$618,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$70,547	$77,889	$56,556
Other accrued liabilities	12,176	18,217	12,775

Total current liabilities	82,723	96,106	69,331

Long term income tax liability	10,077	9,871	10,676
Other long-term liabilities	10,079	10,820	12,294

Total liabilities	102,879	116,797	92,301

Stockholders’ equity	577,162	549,818	526,076

Total liabilities and stockholders’ equity	$680,041	$666,615	$618,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2009	September 26, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues	$193,336	$172,955	$148,989	$654,301	$573,431
Cost of goods sold	121,067	114,513	103,950	445,721	387,471

Gross profit	72,269	58,442	45,039	208,580	185,960

Operating expenses:
Research, development and engineering	30,474	28,282	24,634	109,445	91,475
Selling, general and administrative	23,498	19,408	17,426	79,565	73,613
Impairment of goodwill	—	—	33,871	—	33,871
In-process research and development	—	—	—	—	1,400
Settlement of lawsuit	—	—	—	2,950	—
(Gain) loss on disposal of equipment	(29)	14	4	(7)	(514)

Total operating expenses	53,943	47,704	75,935	191,953	199,845

Operating income (loss)	18,326	10,738	(30,896)	16,627	(13,885)

Other (expense) income:
Interest income	127	139	478	805	4,197
Interest expense	(260)	(179)	(400)	(981)	(548)
Foreign currency (loss) gain	(138)	60	18	(191)	733
(Impairment) recovery of investment	(116)	—	(2,517)	(116)	(2,412)
Other, net	68	9	17	506	55

Other income (expense), net	(319)	29	(2,404)	23	2,025

Income (loss) before income tax	18,007	10,767	(33,300)	16,650	(11,860)

Income tax expense	530	256	1,000	405	2,753

Net income (loss)	$17,477	$10,511	$(34,300)	$16,245	$(14,613)

Per Share Data
Basic per share net income (loss)	$0.11	$0.07	$(0.23)	$0.11	$(0.10)
Diluted per share net income (loss)	$0.11	$0.07	$(0.23)	$0.11	$(0.10)

Weighted-average shares outstanding:
Basic	152,475	150,878	146,298	149,759	144,518
Diluted	157,696	157,344	146,298	152,326	144,518

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2009	September 26, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	62.6%	66.2%	69.8%	68.1%	67.6%

Gross profit	37.4%	33.8%	30.2%	31.9%	32.4%

Operating expenses:
Research, development and engineering	15.7%	16.4%	16.5%	16.7%	16.0%
Selling, general and administrative	12.2%	11.2%	11.7%	12.2%	12.8%
Impairment of goodwill	—	—	22.7%	—	5.9%
In-process research and development	—	—	—	—	0.2%
Settlement of lawsuit	—	—	—	0.5%	—
(Gain) loss on disposal of equipment	0.0%	0.0%	0.0%	0.0%	-0.1%

Total operating expenses	27.9%	27.6%	50.9%	29.4%	34.8%

Operating income (loss)	9.5%	6.2%	-20.7%	2.5%	-2.4%

Other (expense) income:
Interest income	0.1%	0.1%	0.3%	0.1%	0.7%
Interest expense	-0.1%	-0.1%	-0.2%	-0.1%	-0.1%
Foreign currency (loss) gain	-0.1%	0.0%	0.0%	-0.0%	0.1%
(Impairment) recovery of investment	-0.1%	—	-1.7%	-0.0%	-0.3%
Other, net	0.0%	0.0%	0.0%	0.0%	0.0%

Other (expense) income, net	-0.2%	-0.0%	-1.6%	0.0%	0.4%

Income (loss) before income tax	9.3%	6.2%	-22.3%	2.5%	-2.0%

Income tax expense	0.3%	0.1%	0.7%	0.0%	0.5%

Net income (loss)	9.0%	6.1%	-23.0%	2.5%	-2.5%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Twelve Months Ended
	December 31, 2009		September 26, 2009		December 31, 2008		December 31, 2009		December 31, 2008
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$72,269	37.4%	$58,442	33.8%	$45,039	30.2%	$208,580	31.9%	$185,960	32.4%
Adjustment for stock based compensation charges	961	0.5%	1,268	0.7%	1,090	0.7%	3,492	0.5%	4,338	0.8%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	1,021	0.5%	869	0.5%	796	0.6%	3,492	0.5%	1,882	0.3%
Increase in value of inventory	—	0.0%	—	0.0%	287	0.2%	338	0.1%	2,959	0.5%

NON-GAAP GROSS PROFIT	$74,251	38.4%	$60,579	35.0%	47,212	31.7%	$215,902	33.0%	$195,139	34.0%

GAAP OPERATING EXPENSES	$53,943	27.9%	$47,704	27.6%	75,935	50.9%	$191,953	29.4%	$199,845	34.8%
Adjustment for stock based compensation charges	(2,714)	-1.4%	(2,702)	-1.6%	(2,008)	-1.3%	(10,692)	-1.6%	(7,164)	-1.2%
Adjustment for impairment of goodwill	—	0.0%	—	0.0%	(33,871)	-22.7%	—	0.0%	(33,871)	-5.9%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	—	0.0%	(2,950)	-0.5%	—	0.0%
Adjustment for charges associated with acquisitions						0.0%			—	0.0%
Amortization of intangible assets	(239)	-0.1%	(214)	-0.1%	(205)	-0.1%	(860)	-0.1%	(478)	-0.1%
In-process research and development	—	0.0%	—	0.0%	—	0.0%	—	0.0%	(1,400)	-0.2%

NON-GAAP OPERATING EXPENSES	$50,990	26.4%	$44,788	25.9%	39,851	26.8%	$177,451	27.2%	$156,932	27.4%

GAAP OPERATING INCOME (LOSS)	$18,326	9.5%	$10,738	6.2%	(30,896)	-20.7%	$16,627	2.5%	$(13,885)	-2.4%
Adjustment for stock based compensation charges	3,676	1.9%	3,970	2.3%	3,098	2.0%	14,184	2.1%	11,502	2.0%
Adjustment for impairment of goodwill	—	0.0%	—	0.0%	33,871	22.7%	—	0.0%	33,871	5.9%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	—	0.0%	2,950	0.5%	—	0.0%
Adjustment for charges associated with acquisitions	1,260	0.6%	1,083	0.6%	1,288	0.9%	4,690	0.7%	6,719	1.1%

NON-GAAP OPERATING INCOME	$23,262	12.0%	$15,791	9.1%	7,361	4.9%	$38,451	5.8%	$38,207	6.6%

GAAP NET INCOME (LOSS)	$17,477	9.0%	$10,511	6.1%	(34,300)	-23.0%	$16,245	2.5%	$(14,613)	-2.5%
Adjustment for stock based compensation charges	3,676	1.9%	3,970	2.3%	3,098	2.0%	14,184	2.1%	11,502	2.0%
Adjustment for settlement of lawsuit	—	0.0%	—	0.0%	—	0.0%	2,950	0.5%	—	0.0%
Adjustment for impairment charges	—	0.0%	—	0.0%	36,388	24.4%	—	0.0%	36,388	6.3%
Adjustment for charges associated with acquisitions	1,464	0.8%	1,207	0.7%	1,598	1.2%	5,455	0.8%	7,029	1.2%

NON-GAAP NET INCOME	$22,617	11.7%	$15,688	9.1%	6,784	4.6%	$38,834	5.9%	$40,306	7.0%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.11		$0.07		$(0.23)		$0.11		$(0.10)
Adjustment for stock based compensation charges	0.02		0.02		0.03		0.09		0.08
Adjustment for settlement of lawsuit	—		—		—		0.02		0.24
Adjustment for impairment charges	—		—		0.24		—		—
Adjustment for charges associated with acquisitions	0.01		0.01		0.01		0.03		0.05

NON-GAAP DILUTED EARNINGS PER SHARE	$0.14		$0.10		$0.05		$0.25		$0.27

GAAP COMMON SHARES ASSUMING DILUTION	$157,696		$157,344		$146,298		$152,326		$144,518
Adjustment for equity compensation charges	1,386		1,691		237		1,112		2,368

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	$159,082		$159,035		$146,535		$153,438		$146,886